UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, NE, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2016, Gray Television, Inc. (the “Company”) announced that the Company had increased the size of its Board of Directors from nine to ten members, and had appointed Richard B. Hare to serve as a Director until the Company’s annual meeting of shareholders in 2017. Mr. Hare, age 49, has over 25 years experience in finance and accounting. He has served as the Senior Vice President – Finance, Treasurer, and Chief Financial Officer of Carmike Cinemas, Inc., one of the largest motion picture exhibitors in the United States, since 2006, and, prior thereto, held a number of finance and accounting positions at various entities. Mr. Hare was also appointed to the Audit Committee of the Board.

Mr. Hare will receive compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors.

A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

Also on September 20, 2016, the Company issued a press release announcing the withdrawal of its guidance for net political advertising revenue for the three-month periods ending September 30, 2016 and December 31, 2016. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

Number	Name

99.1	Press release dated September 20, 2016
99.2	Press release dated September 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer

Date: September 20, 2016

EXHIBIT INDEX

Number	Name

99.1	Press release dated September 20, 2016
99.2	Press release dated September 20, 2016

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